                                          CERTAIN INFORMATION IN THIS EXHIBIT
                                          HAS BEEN OMITTED AND FILED SEPARATELY
                                          WITH THE SECURITIES AND EXCHANGE
                                          COMMISSION PURSUANT TO A REQUEST FOR
                                          CONFIDENTIAL TREATMENT FILED WITH THE
                                          SEC AND IS MARKED BY AN ASTERISK [*]


           AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
                          CRAMER ROSENTHAL McGLYNN, LLC


                                  EXHIBIT 10.44

                                          CERTAIN INFORMATION IN THIS EXHIBIT
                                          HAS BEEN OMITTED AND FILED SEPARATELY
                                          WITH THE SECURITIES AND EXCHANGE
                                          COMMISSION PURSUANT TO A REQUEST FOR
                                          CONFIDENTIAL TREATMENT FILED WITH THE
                                          SEC AND IS MARKED BY AN ASTERISK [*]

--------------------------------------------------------------------------------

                              AMENDED and RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          CRAMER ROSENTHAL McGLYNN, LLC

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE  I DEFINED TERMS .....................................................1

ARTICLE II GENERAL PROVISIONS ................................................9
         Section 2.1.   Formation, Name and Continuation......................9
         Section 2.2.   Term..................................................9
         Section 2.3.   Registered Agent and Office; Principal
                        Place of Business.....................................9
         Section 2.4.   Fiscal Year...........................................9

ARTICLE III PURPOSE AND POWERS OF THE COMPANY.................................10
         Section 3.1.   Purpose...............................................10
         Section 3.2.   Powers of the Company.................................10

ARTICLE IV MEMBERS............................................................10
         Section 4.1.   Voting................................................10
         Section 4.2.   Meetings of Members...................................10
         Section 4.3.   Removal of Members....................................10
         Section 4.4.   Non-voting Members....................................10

ARTICLE V MANAGERS AND OFFICERS...............................................11
         Section 5.1.   Managers..............................................11
         Section 5.2.   Designated Managers...................................11
         Section 5.3.   Elections.............................................11
         Section 5.4.   Term..................................................11
         Section 5.5.   Resignation or Removal of a Manager...................11
         Section 5.6.   Vacancies.............................................12
         Section 5.7.   Meetings..............................................12
         Section 5.8.   Quorum................................................12
         Section 5.9.   Action by Consent.....................................12
         Section 5.10.  Telephonic Meetings...................................12
         Section 5.11.  Managers as Agents; Limitation on Power
                        of Members............................................12
         Section 5.12.  Board Action..........................................13
         Section 5.13.  Duty of Managers......................................14
         Section 5.14.  Approval of Annual Budget.............................14
         Section 5.15.  Officers..............................................14
         Section 5.16.  Powers of the Board; Powers of Officers...............14
         Section 5.17   Reimbursement.........................................15

ARTICLE VI CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
ALLOCATIONS AND DISTRIBUTION .................................................15
         Section 6.1.   Capital Contributions.................................15
         Section 6.2.   Capital Accounts......................................15
         Section 6.3.   Distributions of Accounts.............................16

ARTICLE VII TRANSFER OF LLC INTERESTS, PUT AND CALL OPTIONS,
MANDATORY PURCHASES AND ADMISSION OF ADDITIONAL
MEMBERS ......................................................................18

         Section 7.1.   Assignability of Interests............................18
         Section 7.2.   Put Options...........................................18
         Section 7.3.   Purchase on Death, Disability, Retirement;
                        Wilmington Call Options...............................20
         Section 7.4.   Company Call Options..................................23
         Section 7.5.   Substitute Members....................................23
         Section 7.6.   Recognition of Transfer by Company....................24
         Section 7.7.   Effective Date of Transfer............................24
         Section 7.8.   Indemnification.......................................24
         Section 7.9.   Issuance of Additional LLC Interests..................24
         Section 7.10.  Assignment of Wilmington's Rights and
                        Obligations...........................................25

ARTICLE VIII BOOKS AND RECORDS ...............................................25
         Section 8.1.   Books, Records and Financial Statements...............25
         Section 8.2.   Accounting Method.....................................25

ARTICLE IX TAX................................................................26
         Section 9.1.   Tax Matters Member....................................26
         Section 9.2.   Right to Make Section 754 Election....................26

ARTICLE X LIABILITY, EXCULPATION AND INDEMNIFICATION..........................26
         Section 10.1.  Liability.............................................26
         Section 10.2.  Exculpation...........................................27
         Section 10.3.  Indemnification.......................................27
         Section 10.4.  Expenses..............................................27

ARTICLE XI NON-COMPETITION; CONFIDENTIALITY...................................28
         Section 11.1.  Non-Competition; Confidentiality......................28

ARTICLE XII CERTAIN COVENANTS ................................................31
         Section 12.1.  Compliance with Laws; Maintenance.....................31
         Section 12.2.  Other Business Arrangements...........................32
         Section 12.3.  Amendment to Other Agreements.........................32

ARTICLE XIII DISSOLUTION, LIQUIDATION AND TERMINATION.........................32
         Section 13.1.  No Dissolution........................................32
         Section 13.2.  Events Causing Dissolution............................32
         Section 13.3.  Notice of Dissolution.................................33
         Section 13.4.  Liquidation...........................................33
         Section 13.5.  Termination...........................................33
         Section 13.6.  Claims of the Members.................................33

ARTICLE XIV REPRESENTATIONS AND WARRANTIES....................................34
         Section 14.1.  Representations and Warranties of CRM, Inc............34
         Section 14.2.  Representations and Warranties of Principals..........34
         Section 14.3.  Representations and Warranties of WTI.................35
         Section 14.4.  Representations and Warranties of Wilmington..........35

         Section 14.5.  Representations and Warranties of All Members.........35

ARTICLE XV MISCELLANEOUS .....................................................36
         Section 15.1.  Amendments............................................36
         Section 15.2.  Employee Plans........................................36
         Section 15.3.  Power of Attorney and Other Authorizations............36
         Section 15.4.  Notices...............................................37
         Section 15.5.  Waivers...............................................38
         Section 15.6.  Binding Effect........................................38
         Section 15.7.  Severability..........................................38
         Section 15.8.  Counterparts..........................................38
         Section 15.9.  Governing Law; Arbitration............................38
         Section 15.10. Captions..............................................39
         Section 15.11. Gender................................................39

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          CRAMER ROSENTHAL MCGLYNN, LLC

                  This Second Amended and Restated Limited Liability Company Agreement (the "Agreement") of Cramer Rosenthal McGlynn, LLC (the "Company") is made as of January 1, 2001, by and among the Company, Cramer, Rosenthal, McGlynn, Inc., a New York corporation ("CRM, Inc."), WT Investments, Inc. ("WTI"), a Delaware corporation which is a wholly owned subsidiary of Wilmington Trust Company, a Delaware-chartered bank and trust company ("WTC"), the Principals and Wilmington Trust Corporation, a Delaware corporation ("Wilmington").

                  WHEREAS, the Company has heretofore been formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del.
C. Section 18-10 1, et seq., as amended from time to time (the "Delaware Act"), by the filing of a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on September 23, 1997 (the "Certificate"), as amended, and by the execution of the Limited Liability Company Agreement of Cramer Rosenthal McGlynn, LLC by Cramer, Rosenthal McGlynn, Inc. as of September 23, 1997 (the "Original LLC Agreement"), as amended and restated by the Amended and Restated Limited Liability Company Agreement of the Company dated as of January 2,1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of the Company, and as further amended and restated by the Amended and Restated Limited Liability Company Agreement of the Company dated as of September 15, 1999; and

                  WHEREAS, the Members desire to continue the Company as a limited liability company under the Delaware Act.

                  NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, the Company and Wilmington, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

                  Unless the context otherwise requires the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified.

                  "AAA" means the American Arbitration Association.

                  "Administration Agreement" means the Administration Agreement dated January 2, 1998 between CRM, Inc. and the Company, as amended from time to time.

                  "Advisors" means CRM Advisors, LLC, a New York limited liability company.

                  "Affiliate" means, with respect to any designated Person, (i) any other Person directly or indirectly owning, controlling or holding with the power to vote 10% or more of the outstanding voting securities of the designated Person; (ii) any Person directly or indirectly controlling, controlled by or under common control with the designated Person; (iii) any officer, director or partner of the designated Person; and (iv) if the designated Person is an officer, director or partner, any company for which such Person acts in such capacity. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction or management or policies of any Person, whether through ownership of voting securities or otherwise.

                  "Agreement" has the meaning set forth in the preamble hereof.

                  "Available Cash" means, with respect to any Fiscal Year, the cash receipts of the Company during such Fiscal Year, together with interest or other earnings thereon, less the sum of (i) all cash expenditures made by the Company during such Fiscal Year, including, without limitation, operating expenses, principal and interest payments on any indebtedness of the Company and lease payments on capitalized leases; and (ii) such funds as shall have been set aside by the Board as reserves for contingencies, working capital, debt service, taxes, insurance or other costs and expenses in connection with the Company's business.

                  "Board" has the meaning set forth in Section 5.1 hereof.

                  "C Fees" means non-recurring corporate finance, consulting or investment banking fees earned by the Company.

                  "Call Price", at any time, means the Put Price as of the immediately preceding Determination Date.

                  "Cause" means:

                  (i) a breach of any material provision of this Agreement, including any material misrepresentation made in this Agreement;

                  (ii) any act of fraud, material misrepresentation, misappropriation, dishonesty, embezzlement or similar conduct involving in any way the business of the Company or any of its Subsidiaries, gross negligence, willful misconduct, insubordination, breach of trust or breach of fiduciary duty owed to the Company, its Clients, any Subsidiary or any Member, failure to cure or remedy the failure to perform stated duties within five days after written notice from the Board, conviction of a felony, abuse of illegal drugs, controlled substances or alcohol or conviction of a felony or any crime involving moral turpitude; or

                  (iii) any disqualification, censure, or revocation of any applicable registration or license that (a) would limit the performance of any duties by the Person holding the registration or license on behalf of the Company or (b) would limit the ability of the Company or any of its Subsidiaries to perform its business or contemplated business.

                  "Certificate" has the meaning set forth in the preamble hereof.

                  "Change of Control" with respect to WTI, Wilmington or WTC means (A) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, directly or indirectly, of 25% or more of the outstanding capital stock of WTI, Wilmington or WTC entitled to vote for the election of directors ("Voting Shares"); or (B) the merger or consolidation of WTI, Wilmington or WTC with one or more other corporations as a result of which the holders of the outstanding Voting Shares of WTI, Wilmington or WTC immediately before the merger or consolidation hold less than 50% of the Voting Shares of the surviving or resulting corporation. Any transfer of the capital stock of WTI, Wilmington or WTC to an entity that prior to such transfer has been consolidated with WTI or Wilmington for federal income tax purposes, or to any newly-formed subsidiary of Wilmington or WTC which will be consolidated with WTI or Wilmington for federal income tax purposes, shall not be deemed to be a Change of Control for purposes of this Agreement.

                  "Clients" has the meaning set forth in Section 11.1 (b) hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (Section) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                  "Company" means Cramer Rosenthal McGlynn, LLC, the limited liability company formed by the Original LLC Agreement and Certificate and continued under and pursuant to the Delaware Act and this Agreement.

                  "Company Call" has the meaning set forth in Section 7.4(a) hereof.

                  "Company Call Notice" has the meaning set forth in Section 7.4(b) hereof.

                  "Confidential Information" has the meaning set forth in
Section 11.1(a) hereof.

                  "CRM, Inc." has the meaning set forth in the preamble hereof.

                  "CRM, Inc. Call" means a purchase which is required to be made or may be made by CRM, Inc. pursuant to Section 6.3 of the CRM, Inc. Shareholders Agreement.

                  "CRM, Inc. Designee" means the individual selected by CRM, Inc. and the Principals to serve on the Board in accordance with Section 5.2 hereof.

                  "CRM, Inc. Shareholders Agreement" means the agreement in the form annexed hereto as Exhibit A between CRM, Inc. and its shareholders, as amended from time to time.

                  "CRM Management" means CRM Management, Inc., a Delaware corporation.

                  "Delaware Act" has the meaning set forth in the preamble hereof.

                  "Derivative Share" means the portion of the outstanding LLC Interests of the Company represented by the indirect, pecuniary interest of a shareholder of CRM, Inc. in CRM, Inc.'s LLC Interest which portion shall be determined, at any time, in accordance with the following formula:

                  Derivative        CRM, Inc.'s           The percentage of the
                  Share        =    LLC Interest in       outstanding shares of
                                    the Company        x  CRM, Inc. held by
                                                          such individual

                  For example, if (i) an individual owns 10% of the outstanding shares of CRM, Inc. and (ii) CRM, Inc. owns a 75.77 LLC Interest, then the individual's Derivative Share equals .7577 x .10 = 7.57%.

                  "Designated Manager" means the Managers or their designees selected pursuant to Section 5.2(a) of this Agreement.

                  "Determination Date" means, with respect to any year, December 31 of such year.

                  "Disability" has the meaning set forth in a policy or policies of disability insurance, if any, obtained by the Company for the benefit of itself and/or its employees. If there is no definition of "disability" applicable under any such policy or policies of disability insurance, if any, obtained by the Company, then an employee shall be considered disabled if for a period of 180 days in any 12-month period such employee has been (a) adjudged incompetent by a court of competent jurisdiction; (b) physically or mentally incapable of performing the essential functions of his job, in the opinion of a licensed medical doctor acceptable to the Company; or ( c) certified as permanently disabled under the provisions of the Social Security Act, as amended from time to time.

                  "Fair Market Value" means the amount for which any asset could be sold in an arm's length transaction by one who desires to sell, but is not under any urgent requirement to sell, to a buyer who desires to buy, but is under no urgent necessity to buy, when both have a reasonable knowledge of the facts.

                  "Family" means any member of a Person's immediate family, as defined in Rule 16a-1 of the Securities Exchange Act of 1934, and all aunts, uncles, nieces, nephews and first and second cousins of such Person.

                  "Fiscal Year" has the meaning set forth in Section 2.4 hereof.

                  "Four-Year Restricted Period" has the meaning set forth in
Section 1.1(g) hereof.

                  "Good Reason" means if and only if: (i) the Company takes any action which causes a material diminution in the position, authority, duties or responsibilities of an employee without the consent of such employee, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and any action which is remedied by the Company promptly after receipt of a notice thereof given by such employee, which notice shall be given by the employee within 60 days of the adverse action; or (ii) the Company relocates the offices of the Company at which such employee is assigned to perform his or her principal duties as an employee of the Company, without the consent of such employee, beyond a radius of fifty (50) miles from New York City.

                  "Hedge Funds" shall mean any pooled investment vehicle that is privately organized, administered by professional investment managers, and not widely available to the public.

                  "High Water Mark" means, with respect to any Person as of any specified date, the largest combined LLC Interest and Derivative Share attributable to the Person and its Permitted Transferees, including the LLC Interests underlying all vested "in-the-money" options to purchase LLC Interests held by such Person and its Permitted Transferees, at anyone time during the period beginning on the date hereof and ending on the specified date.

                  "Liquidating Trustee" has the meaning set forth in Section
13.3 hereof.

                  "LLC Interest" means a limited liability company interest (including capital accounts and Membership Points of a Member) in the Company.

                  "LLC Interest Purchase Agreement" means the Limited Liability Company Interest Purchase Agreement dated October 31, 1997 by and among the Company, CRM, Inc., CRM Management, Advisors, the Principals, Eugene A. Trainor III, Arthur J. Pergament and WTI.

                  "LLC Value" means the fair market value of the Company, as of the applicable Determination Date, determined consistently with the methodology described in Exhibit B by a reputable investment banking firm or other independent third party selected by the Board with experience in valuing investment advisory firms.

                  "Majority Vote" means the written approval of, or the affirmative vote by, a majority in interest of the Members determined with reference to the Membership Points set forth on Schedule 2 hereto. For purposes of determining a Majority Vote, Membership Points owned by Non-voting Members are not voted and are not counted in the calculation of total Membership Points outstanding.

                  "Manager" has the meaning set forth in Section 18-101(10) of the Delaware Act.

                  "Member" means any Person named as a member of the Company on
Schedule 2 hereto and includes any Person admitted as an additional Member pursuant to the provisions of this Agreement.

                  "Membership Points" means, as of any date, with respect to a Member, the number of Membership Points set forth opposite such Member's name on
Schedule 2 hereto, as adjusted from time to time pursuant to this Agreement, and as in effect on such date.

                  "Non-voting Member" means a Member owning an LLC Interest but, pursuant to Section 4.4 hereof, not having the right to vote his or its Membership Points.

                  "Note" has the meaning set forth in Section 7.3(d) hereof.

                  "Officers" has the meaning set forth in Section 5.15 hereof.

                  "One-Year Restricted Period" has the meaning set forth in
Section 11.1 (f).

                  "Option Agreement" has the meaning set forth in Section
7.9(b).

                  "Original LLC Agreement" has the meaning set forth in the preamble hereof.

                  "Permitted Transferee" shall mean, with respect to any natural person, the parents, siblings, spouse, children (by birth or adoption) or spouses of children of such person (in any such case who are the age of 21 or over), and any trust created by one or more of such aforementioned individuals of which a Principal is the voting trustee or otherwise possesses the power to vote the LLC Interest held by such trust.

                  "Person" means any individual, partnership, corporation, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature.

                  "Principal" or "Principals" means the individuals identified from time to time on Schedule 2 hereto as Principals.

                  "Profits" or "Losses" of the Company for any period means the taxable income or loss of the Company for such period as determined in accordance with Code section 703(a) (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), increased by the amount of any tax-exempt income of the Company during such period and decreased by the amount of any Code section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(1)) of the Company.

                  "Purchase Closing Date" shall mean the date upon which LLC Interests are purchased and paid for by the Company or a Member pursuant to
Article VII hereof.

                  "Put" has the meaning set forth in Section 7.2(b) hereof.

                  "Put Notice" has the meaning set forth in Section 7.2(d) hereof.

                  "Put Price" means an amount equal to the LLC Value multiplied by a fraction, the numerator of which is the number of Membership Points included in the LLC Interest to be purchased by Wilmington from CRM, Inc. or a Principal and his Permitted Transferees, as the case may be, and the denominator of which is the number of Membership Points outstanding on the Purchase Closing Date on a fully-diluted basis (i.e., including any "in the money" options as determined in accordance with Exhibit B). With respect to a Put under Section 7.2(b) and a purchase under Section 7.3(a) hereof, the Put Price shall be determined as of the Determination Date immediately preceding the Purchase Closing Date. For example, if a Principal were to die on August 1,1999, the Purchase Closing Date would occur on April 1, 2001, and the Determination Date as of which the Put Price is determined would be December 31, 2000.

                  With respect to a purchase under Sections 7.3(b) and (c) hereof, the Put Price shall be determined as follows: a portion of the Put Price, which portion shall be determined by dividing the number of days the Principal has been employed by the Company during the Fiscal Year in which the event giving rise to the purchase obligation or Wilmington Call arises (or, with respect to delivery of a Put Notice in excess of one-half of a Principal's High Water Mark, the number of days during a Fiscal Year prior to the date of delivery of the Put Notice) and the denominator of which is 365, shall be determined as of the Determination Date immediately preceding the Purchase Closing Date, and the balance of the Put Price shall be determined as of the penultimate Determination Date preceding the Purchase Closing Date. For example, if (i) the LLC Value as of December 31,1998 is $(*) million; (ii) the LLC Value as of December 31, 1999 is $(*) million; (iii) a Principal and his Permitted Transferees own a 2% LLC Interest; and (iv) such Principal resigns his employment with the Company on August 1,1999, 212/365 of the Put Price would be based on the LLC Value determined as of December 31, 1999 and 153/365 of the Put Price would be based on the LLC Value determined as of December 31,1998. The Put Price would thus equal $(*) million x .02 x 212/365, or $(*), plus $(*) million x .02 x 153/365, or $(*) for a total Put Price of $(*).

                  "Realization Event" shall mean (i) any sale of all or substantially all of the assets of the Company, (ii) any merger or consolidation of the Company with or into another entity, or, unless otherwise provided by the Board, of another entity with or into the Company or (iii) any dissolution or winding up of the Company.

                  "Related Entities" shall mean, with respect to any Member or Members, any partnership, limited liability company or corporation in which such Member or Members or a Permitted Transferee of such Member or Members own all of the partnership, membership or other equity interests, or all of the capital stock, as the case may be, and with respect to WTI, shall mean any entity that is or will be consolidated with WTI or WTC for federal income tax purposes.

(*)  CONFIDENTIAL TREATMENT REQUESTED

                  "Retirement" means, with respect to a Principal other than Ronald H. McGlynn, when that Principal reaches age 55 and, with respect to Ronald H. McGlynn, when he reaches age 58; provided, however, Retirement shall not occur with respect to a Principal who continues to work for the Company after reaching the age set forth herein, unless the Board notifies him that it objects to his continued participation in the Company. Retirement with respect to a Principal who continues to participate in the Company after reaching such age shall occur upon the earlier of (i) notification from the Board that it objects to such Principal's continued participation or (ii) the voluntary cessation of the Principal's participation in the Company.

                  "SEC Matters" means all losses, liabilities and expenses arising out of the facts that are the subject of the insider trading investigation with respect to Glenayre Technologies and the class action lawsuit with respect to Glenayre Technologies naming CRM, Inc., Gerald B. Cramer and Edward J. Rosenthal as defendants.

                  "Subsidiary" means any corporation, partnership or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests or the voting control is, directly or indirectly, through Subsidiaries or otherwise, beneficially owned by the Company, or of which the Company or any Subsidiary serves as the general partner.

                  "Tax Liability Distribution" has the meaning set forth in
Section 6.3(b) hereof.

                  "Tax Matters Member" has the meaning set forth in Section 9.1(a) hereof.

                  "Three-Year Restricted Period" has the meaning set forth in
Section 11.1 (g) hereof.

                  "Transfer" has the meaning set forth in Section 7.1(a) hereof.

                  "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Wilmington" has the meaning set forth in the preamble hereof.

                  "Wilmington Call" has the meaning set forth in Section 7.3(b) hereof.

                  "Wilmington Call Notice" has the meaning set forth in Section 7.3(d) hereof.

                  "WTC" has the meaning set forth in the preamble hereof.

                  "WTI" has the meaning set forth in the preamble hereof.

                  "WTI Designee" means the individual(s) selected and authorized by WTI to represent WTI and serve on the Board in accordance with Section 5.2 hereof.

                                   ARTICLE II

                               GENERAL PROVISIONS

                  Section 2.1. Formation, Name and Continuation. This Agreement supersedes and replaces the Original LLC Agreement, as amended and restated, in its entirety and the Original LLC Agreement, as amended and restated, shall henceforth have no effect as of and from the date hereof. The name of the Company heretofore formed and continued hereby is Cramer Rosenthal McGlynn, LLC. The business of the Company may also be conducted under any other name or names designated by the Board from time to time. The parties hereto agree to continue the Company and enter into this Agreement, and do hereby continue the Company and enter into this Agreement, pursuant to the provisions of the Delaware Act and for the purposes hereinafter described and agree that the rights and liabilities of the Members shall be as provided in the Delaware Act for members except as provided herein. The name, mailing address, initial capital contribution and Membership Points of each Member shall be listed on Schedule 2. The Secretary of the Company shall update any Schedule from time to time as necessary to accurately reflect the information therein. Any amendment or revision to a Schedule made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to a Schedule shall be deemed to be a reference to such Schedule as amended and in effect from time to time.

                  Section 2.2. Term. The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue in perpetuity, unless dissolved in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate.

                  Section 2.3. Registered Agent and Office; Principal Place of Business.

                  (a) The Company's registered agent and office in the State of Delaware shall be WT Investments, Inc., Rodney Square North, 1100 North Market St., WTC, New Castle County, Delaware 19890. At any time, the Board may designate another registered agent and/or registered office.

                  (b) The principal place of business of the Company initially shall be at 707 Westchester Avenue, lst Floor, White Plains, New York 10604.

                  (c) The Board may, at any time and from time to time: (i) change the location of the Company's principal place of business and establish such additional place or places of business of the Company as it or he may determine; (ii) change the location of the Company's books and records; (iii) change the Company's registered office in Delaware; and (iv) change the Company's resident agent for service of process in Delaware.

                  Section 2.4. Fiscal Year. Except as otherwise determined by the Board, the Fiscal Year of the Company for accounting and tax purposes shall be the calendar year, except for the short years in the years of the Company's formation and termination and as otherwise required by the Code.

                                   ARTICLE III

                        PURPOSE AND POWERS OF THE COMPANY

                  Section 3.1. Purpose. The Company is formed for the object and purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing except that the Company is not formed for the object and purpose of and shall not engage in any business that would be impermissible for WTI, Wilmington or WTC under federal or Delaware state banking law, as may be amended from time to time.

                  Section 3.2. Powers of the Company. The Company shall have all power and authority granted under the Delaware Act to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1.

                                   ARTICLE IV

                                     MEMBERS

                  Section 4.1. Voting. Members shall have the power to vote only as provided by Sections 5.3 and 5.5 of this Agreement or required by law. Unless otherwise provided in this Agreement or required by law, any vote of Members shall be determined by a Majority Vote.

                  Section 4.2. Meetings of Members. The Board of Managers of the Company (the "Board") or the Chairman may call a meeting of Members. Meetings of Members shall be held at the principal place of business of the Company upon at least 10 days' written notice.

                  Section 4.3. Removal of Members. The Board may remove any Member for cause.

                  Section 4.4. Non-voting Members. Any Member that is removed for Cause pursuant to Section 4.3 hereof, resigns from employment with the Company other than for Good Reason or receives a WTI Call Notice with respect to the balance of his LLC Interest pursuant to Section 7.3 hereof shall become a Non-voting Member until his or its LLC Interest has been purchased in full in accordance with Article VII hereof. The estate or other successor of any Member that dies, dissolves or otherwise ceases to exist shall become a Non-voting Member until his or its LLC Interests have been purchased in full in accordance with Article VII hereof. The Board may, in its discretion, waive this provision. In accordance with Section 7.5 hereof, the Board may admit a substitute Member as a Non-Voting Member.

                                    ARTICLE V

                              MANAGERS AND OFFICERS

                  Section 5.1. Managers. The management of the Company' s business shall be vested in a Board of Managers (the "Board"), which shall consist of five Managers, all of whom must be Members or employees, officers or directors of Members.

                  Section 5.2. Designated Managers.

                  (a) For so long as Gerald B. Cramer and his Permitted Transferees own a combined LLC Interest and Derivative Share that exceeds 10% of the outstanding LLC Interests, he or his designee shall be a Manager. For so long as Ronald H. McGlynn and his Permitted Transferees own a combined LLC Interest and Derivative Share that exceeds 10% of the outstanding LLC Interests, he or his designee shall be a Manager. If CRM, Inc. and the Principals and their Permitted Transferees together own LLC Interests that exceed 10% of the outstanding LLC Interests in the aggregate, and either Gerald B. Cramer or Ronald H. McGlynn ceases to be, or to be able to designate, a Manager as provided in the two immediately preceding sentences, then one of the Managers shall be a CRM, Inc. designee who shall be selected by the Principals by majority vote, which vote shall be based on their and their Permitted Transferees' direct LLC Interests and their Derivative Share of CRM, Inc.'s LLC Interest. For so long as WTI owns an LLC Interest that exceeds 10% of the outstanding LLC Interests, one of the Managers shall be a WTI Designee, except that, if, at any time, WTI owns an LLC Interest that exceeds 35% of the outstanding LLC Interests, two of the Managers shall be WTI Designees. Any Manager designated pursuant to this Section 5.2(a) is referred to as a "Designated Manager."

                  (b) Except as provided otherwise herein, a Designated Manager shall have the same rights and privileges and be subject to the same limitations as any other Manager.

                  Section 5.3. Elections. In April of each year a meeting of the Members shall be held to elect Managers to fill positions on the Board that are not occupied by a Designated Manager. Each Manager that is not a Designated Manager must be elected by a Majority Vote. In the event of the resignation, removal or death of a Manager or a Designated Manager, any Manager may call a special meeting of Members to fill such vacancy.

                  Section 5.4. Term. The term of any Manager that is not a Designated Manager shall begin immediately after his election and shall last until the election of his successor or the effective date of his resignation or removal, whichever is earlier.

                  Section 5.5. Resignation or Removal of a Manager.

                  (a) Any Manager may resign by delivering to the Company a signed notice indicating his intent to resign and the effective date of his resignation.

                  (b) The Board or the Members, by Majority Vote, may remove any Manager (i) for Cause, (ii) if the Manager becomes subject to a Disability or
(iii) if the Manager becomes a Non-voting Member. Any Person that has designated a Designated Manager may remove the Designated Manager at any time upon written notice to the Company.

                  Section 5.6. Vacancies. Positions on the Board that are vacant due to the resignation, removal or death of a Manager that is not a Designated Manager shall remain vacant until the election of his replacement pursuant to
Section 5.3. If a Designated Manager should resign or be removed from the Board, the Person or entity holding the power to designate that Manager pursuant to
Section 5.2 hereof may designate another Person to serve as Designated Manager at any time after the resignation or removal by written notice to the Company.

                  Section 5.7. Meetings. The Board shall hold regular quarterly meetings without call or notice at such places and at such times as the Board may from time to time determine, provided reasonable notice of the first regular meeting following any such determination is given to Managers absent at the meeting fixing regular meetings. When called by the Chairman or by Managers holding a majority of votes on the Board, the Board may hold special meetings at such places and times as are designated in the call of the meeting, upon at least seven days' notice given by the Chairman, the Secretary or an Assistant Secretary, or by the Managers calling the meeting.

                  Section 5.8. Quorum. At any meeting of the Board, the presence of three Managers shall constitute a quorum. Any meeting may be adjourned from time to time by Managers holding a majority of votes present at the meeting, whether or not a quorum is present, and the meeting may be held as adjourned upon at least 10 days' notice to all the Managers, unless notice is waived.

                  Section 5.9. Action By Consent. Any action of the Board may be taken without a meeting if all the Managers consent to the action in writing. The written consents shall be filed with the records of the meetings of the Board. Such actions by consent shall be treated for all purposes as actions taken at a meeting.

                  Section 5.10. Telephonic Meetings. Managers may participate in a meeting of the Board by means of a conference telephone or similar communications equipment provided all Managers participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                  Section 5.11. Managers as Agents: Limitation on Power of Members. The Managers, to the extent of the powers set forth herein, are agents of the Company for the purpose of the Company' s business, and the actions of the Managers taken in accordance with such powers shall bind the Company. No Manager or Member in that Person's capacity as Manager or Member, acting individually, and no Managers representing less than the number of Managers and Designated Managers necessary for Board action under Section 5.12 hereof may bind the Company.

                  Section 5.12. Board Action. Unless otherwise specified in this Agreement, the Board shall act by majority vote with each Manager on the Board having one vote. Notwithstanding the foregoing, the approval of all Designated Managers shall be required for the following matters: (i) any changes in the line of business or a material change in the investment style of the Company from that heretofore conducted by CRM, Inc., CRM Management and Advisors; (ii) issuance of additional LLC Interests other than pursuant to exercise of a Put or Call Options under Section 7 hereof or exercise of options under Section 7.9 hereof; (iii) compensation arrangements, including bonus plans, between the Company and the Chairman, President, Executive Vice Presidents and Senior Vice Presidents; (iv) hiring and termination of any of the officers described in item
(iii); (v) the Company's annual budget; (vi) any sale, assignment or other disposition by the Company of all or substantially all of its assets or of any interest in a Subsidiary of the Company; (vii) any consolidation or merger of the Company with or into any other Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act), or any liquidation, dissolution or winding-up of the Company; (viii) (A) the creation or acquisition of any Subsidiary, (B) any consolidation or merger of any Subsidiary of the Company with or into any other Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act) other than the Company, (C) any sale by any Subsidiary of the Company of all or substantially all of its assets other than to the Company, or
(D) any liquidation, dissolution or winding-up of any Subsidiary of the Company other than into the Company; (ix) any issuance of any equity securities of any Subsidiary of the Company, or any securities convertible into equity securities of any Subsidiary of the Company; provided, however, that this Section 5.12(ix) shall not apply to the issuance of securities in special purpose partnerships or other investment vehicles established by the Company consistent with the past practices of CRM, Inc., CRM Management or the Company, provided that the Board is advised promptly of all such issuances of securities; (x) any acquisition by the Company or any Subsidiary of the Company of any stock or assets of another entity or of capital assets, in a single transaction or a series of related transactions in any 12-month period, for an aggregate purchase price in excess of $100,000; (xi) any incurrence by the Company and its Subsidiaries, on a combined basis, of funded debt (including undrawn amounts under any credit facility) in excess of $(*) million multiplied by a fraction, the numerator of which is the consolidated pre-tax income ( excluding any revenues received by the Company pursuant to the Administration Agreement, as amended from time to time) of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles applied consistently with prior periods, for the twelve month period ended on the last day of the month preceding the proposed incurrence of debt and the denominator of which is $(*)
(xii) the rates of contribution by the Company to its "Vice President's Pool" from the contribution rates of CRM, Inc. to its Vice President's Pool as in effect on January 2,1998; (xiii) grants of options to purchase LLC Interests;
(xiv) the resolution of third party claims involving amounts in excess of $250,000; (xv) the resolution of material disputes with any governmental, administrative or regulatory body, agency or similar entity; (xvi) removal of a Member, except a Designated Manager may not prevent the removal under Section
4.3 hereof of the Member for which it is the Designated Manager; (xvii) the selection of the third party which will make the determination of LLC Value; (xviii) any transaction contemplated by Section 12.2(a); (xix) any reduction below 10% in the percentage of operating income (as determined in accordance with Exhibit B hereto) allocated to a bonus pool for the Principals; and (xx) any amendment to, or termination of, the Administration Agreement. Notwithstanding anything contained in this Section 5.12 to the contrary, unless otherwise approved by all Designated Managers, 30% of all C Fees shall be paid as

(*)  CONFIDENTIAL TREATMENT REQUESTED
compensation to the employees who originated such C Fees (as determined by the Board by majority vote), 10% of all C Fees shall be paid to a bonus pool for employees of the Company designated by the Board (as determined by the Board by majority vote) and the balance of all C Fees shall be added to Available Cash.

                  Section 5.13. Duty of Managers. A Manager shall be deemed to owe the same fiduciary duty to the Company as a director of a Delaware corporation is deemed to owe to the corporation under Delaware law.

                  Section 5.14. Approval of Annual Budget. Subject to Section 5.12(v) hereof, the Board alone shall have the power to approve the annual budget of the Company. If the annual budget of the Company is not approved in its entirety by the Board under this Section, the Board shall approve the budget to the extent of those items on which there is agreement and shall continue to negotiate in good faith until all items of the budget are agreed upon.

                  Section 5.15. Officers. The Board may appoint agents and employees of the Company who are designated as officers of the Company (the "Officers"). The Officers of the Company shall include a Chairman, a President and a Secretary and may include a Vice-Chairman, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Secretaries and such other Officers with such titles as may be approved by the Board. Each Officer named on Schedule 5.15 shall serve in the capacities set forth opposite his name until his death, resignation or removal. The Board may remove any Officer at any time, for any reason, in its absolute discretion. The Officers shall be agents of the Company, authorized to execute and deliver documents and take other actions on behalf of the Company, subject to the direction of the Board, and to have such other duties as may be approved by the Board; provided, that the delegation of any such power and authority to the Officers shall not limit in any respect the power and authority of the Board to take such actions (or any other action) on behalf of the Company as provided in this Agreement. The Secretary shall record the actions of the Board, certify this Agreement and any related document or instrument, certify resolutions of the Board, incumbency and other matters of the Company, and have such other ministerial duties as may be specified by the Board from time to time.

                  Section 5.16. Powers of the Board; Powers of Officers.

                  (a) Subject to the provisions of this Agreement requiring the approval of the Members, the Board's powers on behalf and in respect of the Company shall be all powers and privileges permitted to be exercised by managers of the Company under the Delaware Act, including, without limitation, Section 18-402 of the Delaware Act; provided, that nothing herein shall supersede, limit or otherwise invalidate any action, authorization or resolution of the Members set forth in this Agreement.

                  (b) Subject to Section 5.12 hereof and except to the extent that this Agreement requires the Board to vote on a matter, the Board may delegate any of its powers to the Officers of the Company or anyone or more of them.

                  (c) Subject to the limitation set forth in paragraph (b), the Board hereby delegates to the Officers of the Company the respective powers delegated to officers of a corporation under the Delaware General Corporation Law, subject to the powers of a board of directors of a corporation under such Delaware law; provided, that the Board reserves the right to rescind the delegation of any such powers at any time in the sole discretion of the Board.

                  Section 5.17. Reimbursement. The Company shall reimburse each Manager for all reasonable and necessary out-of-pocket expenses incurred by such Manager on behalf of the Company according to such terms as shall be approved by the Board. The Board' s sole determination of which expenses may be reimbursed to a Manager and the amount of such expenses shall be conclusive. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing Profits and Losses and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to the Manager.

                                   ARTICLE VI

                         CAPITAL CONTRIBUTIONS; CAPITAL
                     ACCOUNTS; ALLOCATIONS AND DISTRIBUTION

                  Section 6.1. Capital Contributions.

                  (a) CRM, Inc. has contributed to the capital of the Company all of its assets (other than the assets identified on Schedule 1 as excluded assets), subject to all of its liabilities (other than the liabilities identified on Schedule l as excluded liabilities), the agreed value of which is set forth opposite the name of CRM, Inc. on Schedule 2. WTI has contributed to the capital of the Company the assets set forth on Schedule 2, its interest in Advisors, and [ * ] in cash, the aggregate agreed value of which is set forth opposite the name of WTI on Schedule 2.

                  (b) No Member shall be required to make any additional capital contribution to the Company.

                  Section 6.2. Capital Accounts.

                  (a) Each member shall have a capital account on the books of the Company.

                  (b) A Member's capital account shall be credited with:

                  (i) such Member's capital contributions;

                  (ii) such Member's share of Profits as provided in Section 6.3(h);

                  (iii) any gain allocated to such Member under Section 6.3(a); and

*  CONFIDENTIAL TREATMENT REQUESTED
                                       15

                  (iv) such other amounts as may be required in order for the capital account to be considered to be determined and maintained in accordance with the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) (or any successor section of similar import).

                  (c) A Member's capital account shall be debited with:

                  (i) such Member's share of Losses as provided in Section
6.3(h);

                  (ii) distributions made to such Member; and

                  (iii) such other amounts as may be required in order for the capital account to be considered to be determined and maintained in accordance with the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) (or any successor section of similar import).

                  (c) Capital accounts shall not bear interest.

                  (d) Except as provided in Section 13.4(a)(ii) hereof, no Member has the right to demand a return of such Member's capital contributions (or the balance of such Member's capital account). Further, no Member has the right (i) to demand and receive any distribution from the Company in any form other than cash or (ii) to bring an action of partition against the Company or its property.

                  Section 6.3. Distributions and Allocations.

                  (a) Subject to Section 6.3(c), within 90 days after the end of each Fiscal Year, the Board shall cause to be distributed to the Members all Available Cash in accordance with (and in proportion to) their respective number of Membership Points for such Fiscal Year. In the event the Board, in its sole discretion, elects to make any distributions of Available Cash with respect to any Fiscal Year prior to the end of that Fiscal Year, such distributions shall be made to the Members pro rata, in accordance with reasonable estimates of the amount of distributions to be made to each Member for such Fiscal Year under this Section 6.3(a), and all such distributions shall be deemed advances against distributions of Available Cash to the Members pursuant to this Section 6.3(a). In the event (i) the Membership Points of any Member shall be adjusted, by Transfer or otherwise, during any Fiscal Year or (ii) any Member shall be admitted to the Company during any Fiscal Year, any distributions and any allocations to such Member pursuant to this Section 6.3 shall be made based on the average of the Member's LLC Interest for such Fiscal Year, determined on a monthly basis. For example, if in the months of January through July of a Fiscal Year (i.e., seven months) a Member owned nine Membership Points and in the months of August through December of such Fiscal Year (i.e., five months) a Member owned three Membership Points, the distributions and allocations to such Member pursuant to this Section 6.3(a) shall be based on an LLC Interest calculated as follows:

                       (7 x 9) + (5 x 3) = 6.5 Membership
                              12                Points

                  (b) Notwithstanding the provisions of Section 6.3(a) hereof, the Board shall make distributions to the Members pro rata, in accordance with their Membership Points, at least quarterly, in amounts intended to enable the Members (or any Person whose tax liability is determined by reference to the income of a Member) to discharge their United States federal, state and local income tax liabilities arising from the allocations made pursuant to this
Section 6.3, including, without limitation, estimated tax payments (a "Tax Liability Distribution"). The amount of any such Tax Liability Distribution shall be determined by the Board taking into account among other things (i) the maximum combined United States federal, and any applicable state and local tax rate, in each case applicable to individuals or corporations on ordinary income and net short-term capital gain or on net long-term capital gain, as applicable, and taking into account the deductibility of state and local income taxes for United States federal income tax purposes and the deductibility of local income taxes for state income tax purposes, and (ii) the amounts of such income and gain so allocated to such Member, and otherwise based on such reasonable assumptions as the Board determines in good faith to be appropriate. All distributions made to the Members pursuant to this Section 6.3(b) shall be deemed advances against distributions of Available Cash to the Members pursuant to Section 6.3(a).

                  (c) Subject to the terms and conditions in Article XIII hereof, upon liquidation of the Company, any distributions shall be in proportion to the balances of the Members' capital accounts at the end of the Fiscal Year in which the liquidation occurs, or, if later, within ninety (90) days after the liquidation.

                  (d) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Section 6.3 for all purposes of this Agreement. The Board is authorized to withhold from distributions or with respect to allocations to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

                  (e) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate
Section 18-607 of the Delaware Act or other applicable law.

                  (f) Notwithstanding the foregoing, in the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations such Member shall be specially allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such Fiscal Year) in an amount and manner sufficient to eliminate as quickly as possible the deficit capital account balance (if any) of such Member (determined after decreasing such balance for the items described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations and increasing such balance by any amount which a Member is deemed to be obligated to restore under Section 1.704-2(g)(1) or (i)(5) of the Treasury Regulations). This provision is intended to comply with the "qualified income offset" requirement of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

                  (g) Profits or Losses, as the case may be, for a Fiscal Year shall be allocated among the Members in accordance with their respective Membership Points based on the weighted average of each Member's LLC Interest for such Fiscal Year, determined on a monthly basis (See example in Section 6.3(a)).

                  (h) Income, gain, loss and deduction with respect to any property contributed to the capital of the Company by a, Member shall, solely for income tax purposes, be allocated to the contributing Member in accordance with Section 704(c) of the Code and the Treasury Regulations.

                                   ARTICLE VII

           TRANSFER OF LLC INTERESTS, PUT AND CALL OPTIONS, MANDATORY
                  PURCHASES AND ADMISSION OF ADDITIONAL MEMBERS

                  Section 7.1. Assignability of Interests.

                  (a) Except as otherwise provided in this Article VII, no LLC Interest of a Member may be sold, assigned, transferred, pledged, hypothecated, gifted, exchanged, optioned or encumbered (each, a "Transfer") and no Transfer in violation of this Agreement shall be binding upon the Company.

                  (b) A Member may transfer all or any portion of its or his LLC Interest to any one or more Permitted Transferees or Related Entities who agree to be bound by the terms and conditions of this Agreement; provided, however, that notwithstanding anything contained in this Agreement to the contrary, the transferring Member shall retain the vote with respect to the LLC Interests so Transferred to Permitted Transferees or Related Entities unless the Transferee is consolidated with WTI or Wilmington for federal income tax purposes or unless the Transferee is a trust of which a Principal is the voting trustee or otherwise possesses the power to vote the LLC Interest so Transferred.

                  (c) In addition to Transfers permitted under Section 7.1(b), the Members may exercise Puts in accordance with Section 7.2, make sales in accordance with Section 7.3 and pledge their LLC Interests to secure loans, the proceeds of which are used to finance the purchase of LLC Interests.

                  Section 7.2 Put Options.

                  (a) On or before February 28 of each year, the Company shall notify all Members of the LLC Value as of December 31 of the immediately preceding year.

                  (b) Subject to the terms, conditions and limitations of this
Section 7.2, each Principal or his Permitted Transferee may exercise an option to sell to Wilmington all or any portion of their LLC Interest. In addition, subject to the terms, conditions and limitations of this Section 7.2, if a shareholder of CRM, Inc. notifies CRM, Inc. of his exercise of a put of all or any portion of his CRM, Inc. shares pursuant to Section 6.2 of the CRM, Inc. Shareholders Agreement, then CRM, Inc. shall put to Wilmington that portion of the outstanding LLC Interests represented by the Derivative Share attributable to the shares of CRM, Inc. with respect to which puts have been so exercised (each such Put to Wilmington by a Principal, his Permitted Transferees or CRM, Inc., a "Put"). Upon exercise of a Put under this Section 7.2(b), Wilmington shall thereupon become obligated to purchase the LLC Interest as to which the Put has been exercised.

                  (c) Notwithstanding anything contained in Section 7.2(b) to the contrary, unless otherwise agreed to by Wilmington (i) a Principal and his Permitted Transferees may not exercise, or in their capacity as shareholders of CRM, Inc. cause CRM, Inc. to exercise, a Put during any Fiscal Year with respect to LLC Interests in excess of 50% of the High Water Mark of such Principal unless the sum of such Principal' s and his Permitted Transferees then current LLC Interest and their Derivative Share of CRM, Inc.'s LLC Interest is one percent (1%) or less; (ii) Puts may not be exercised in any Fiscal Year with respect to more than 20% of the LLC Interests of the Company then outstanding;
(iii) a Principal and his Permitted Transferees may not exercise, or in their capacity as shareholders of CRM, Inc. cause CRM, Inc. to exercise, a Put until at least three years after such Principal ceases to be employed by the Company by reason of (A) termination for Cause or (B) resignation other than by Retirement or other than for Good Reason; (iv) a Put may not be exercised, and any Put which has been exercised shall be rescinded, with respect to any LLC Interest which, prior to the Purchase Closing Date of a proposed Put exercise, is to be purchased or has been Called under Section 7.3 hereof; (v) a Put may not be exercised with respect to the respective LLC Interests of Gerald B. Cramer or Ronald H. McGlynn and their Permitted Transferees, or their respective Derivative Shares, prior to March 15, 2000; and (vi) Puts may not be exercised with respect to an LLC Interest purchased pursuant to the exercise of options granted (A) prior to April 1, 2000 by the Company under Section 7.9 hereof until at least six months after the purchase of such LLC Interest, and (B) after March 31, 2000 by the Company under Section 7.9 hereof or by WTI until the earlier of
(x) three years after the purchase of such LLC Interest and (y) five years after such options were granted by the Company or WTI, but in no event until at least six months after the Purchase of such LLC Interest; provided, however, if there is a Change of Control which accelerates the vesting of options pursuant to the terms thereof, a Put may be exercised with respect to an LLC Interest acquired pursuant to the exercise of such options beginning six months after the purchase of such LLC Interest; and further provided, however, the limitations set forth in this Section 7.2(c), other than the limitations set forth in item (vi) above, shall not apply with respect to the exercise of a Put by a Principal and his Permitted Transferees if such Principal's employment by the Company is terminated by the Company without Cause or such Principal's resignation of employment for Good Reason or to the exercise of a Put by CRM, Inc. following the termination of employment by the Company without Cause or resignation of employment for Good Reason of a Principal who or whose Permitted Transferees are shareholders of CRM, Inc., to the extent of such Principal's and Permitted Transferee's Derivative Share of CRM, Inc.'s LLC Interest, if such shareholder's CRM, Inc. shares are purchased pursuant to Section 6.2 of the CRM, Inc. Shareholders Agreement. If, in any Fiscal Year, Puts are exercised with respect to more than 20% of the outstanding LLC Interests of the Company (subject to the proviso set forth in the immediately preceding sentence) then each such Member shall be entitled to exercise Puts equal to the product of (x)

20%, (y) the LLC Interests of the Company then outstanding and (z) a fraction, the numerator of which is the LLC Interest for which a Put is sought to be exercised by the Member and the denominator of which is the total LLC Interests for which Puts are sought to be exercised by all Members.

                  (d) A Member may exercise a Put by giving an irrevocable notice of exercise of the Put to Wilmington in substantially the form of Exhibit C hereto (the "Put Notice") on or before March 15 of any year stating that it or he is electing to exercise the Put and specifying the LLC Interest to be sold pursuant to the Put. On or before the first day of April after receipt of a Put Notice, and subject to the limitations set forth in Section 7.2(c), Wilmington shall purchase from the Principal and his Permitted Transferees and, if applicable, CRM, Inc., the LLC Interest set forth in the Put Notice. At the closing of the exercise of a Put, Wilmington shall deliver the Put Price to the Principal and his Permitted Transferees or CRM, Inc., as the case may be, by certified check or wire transfer of immediately available funds against delivery of such documents or instruments of transfer as may be reasonably requested by Wilmington.

                  (e) On the last day of the month in which a Put is exercised by a Member, such Member shall cease to have any rights as a Member with respect to the LLC Interest so Put other than (i) the right to receive the Put Price on the Purchase Closing Date; and (ii) the right to receive distributions and allocations with respect to such LLC Interest through the last day of the month in which the Put is exercised in accordance with Section 6.3(g) and the last two sentences of Section 6.3(a).

                  Section 7.3. Purchase on Death, Disability, Retirement; Wilmington Call Options. The following provisions with respect to the purchase and sale of an LLC Interest of a Principal and his Permitted Transferees, including their Derivative Share of CRM, Inc.'s LLC Interest, shall apply following the termination of such Principal's employment by the Company, a transfer required by operation of law or other involuntary transfer of an LLC Interest or a Derivative Share of CRM, Inc.'s LLC Interest or delivery of one or more Put Notices which together represent more than one-half (1/2) of the High Water Mark of a Principal;

                  (a) In the event of the death, Disability or Retirement of a Principal (i) Wilmington shall be obligated to purchase from such Principal or such Principal's estate and such Principal's Permitted Transferees, and such Principal or such Principal's estate and such Principal's Permitted Transferees, as the case may be, shall be obligated to sell to Wilmington, all of such Principal's and his Permitted Transferees' LLC Interest at a purchase price equal to the Put Price thereof; and (ii) Wilmington shall be obligated to purchase from CRM, Inc. and CRM, Inc. shall be obligated to sell to Wilmington, the Derivative Share of CRM, Inc.'s LLC Interest attributable to such Principal and his Permitted Transferees, at a purchase price equal to the Put Price thereof. In the event of the death, Retirement or Disability of a Principal between January 1 and June 30 of any year, the Purchase Closing Date under this
Section 7.3(a) shall be on April 1 (or if April 1 is not a business day, the next succeeding business day) of the year following the date of death, Disability or Retirement. At the closing of the purchase from the Principal, the estate of the deceased Principal, the Principal's Permitted Transferees, or CRM, Inc., in the event of such Principal's death, Disability or Retirement between January 1 and June 30 of any year, Wilmington shall deliver to the Principal, his Permitted Transferees, CRM, Inc. or the personal representative of the deceased Principal' s estate, as the case may be, the purchase price by certified check or wire transfer of immediately available funds. In the event of the death, Disability or Retirement of a Principal between July 1 and December 31 of any year, the Purchase Closing Date under this Section

7.3(a) shall be on April 1 (or if April 1 is not a business day, the next succeeding business day) of the second year following the date of death, Disability or Retirement. Notwithstanding the foregoing, on or before April 1 of the year following the date of death, Disability or Retirement of a Principal whose death, Disability or Retirement occurs between July 1 and December 31 of any year, Wilmington shall deliver to the Principal, the Principal's Permitted Transferees, the personal representative of the estate of the deceased Principal, or CRM, Inc., as the case may be, by certified check or wire transfer of immediately available funds, an amount equal to 75% of the Put Price determined as of the most recent Determination Date as an advance against the Put Price to be paid to the Principal, the Principal's Permitted Transferees, the personal representative of the deceased Principal's estate or CRM, Inc., as the case may be, at the Purchase Closing Date. At the closing of the purchase under this Section 7.3(a) with respect to a Principal whose death, Disability or Retirement occurs between July 1 and December 31 of any year, Wilmington shall deliver to the Principal, the Principal's Permitted Transferees, the personal representative of the deceased Principal's estate or CRM, Inc., as the case may be, by certified check or wire transfer of immediately available funds, the amount, if any, by which the purchase price for the LLC Interest purchased on such Purchase Closing Date exceeds the amount previously advanced to such Person pursuant to this Section 7.3(a). If Wilmington advises the Principal, the Principal's Permitted Transferees, the personal representative of the deceased Principal's estate or CRM, Inc., as the case may be, that the amount previously advanced to such Person exceeds the purchase price for the LLC Interest purchased on such Purchase Closing Date, then the Principal, the Principal's Permitted Transferees, the personal representative of the deceased Principal's estate or CRM, Inc., as the case may be, shall remit the shortfall promptly to Wilmington. Wilmington may purchase life insurance or Disability insurance on any Principal in order to fund the obligations of Wilmington under this Section 7.3(a) or for any other purpose. Each Principal shall cooperate with Wilmington, in obtaining such insurance, including taking any required physical examinations.

                  (b) Within 90 days following (i) the termination of employment by the Company of a Principal, other than by reason of death, Disability or Retirement; (ii) a transfer required by operation of law or other involuntary transfer of a Principal's or his Permitted Transferee's LLC Interest or their Derivative Share of CRM, Inc.'s LLC Interest; or (iii) the first time there is a delivery of one or more Put Notices which together represent more than one-half (1/2) of the High Water Mark of a Principal, Wilmington may exercise the right to purchase from such Principal, such Principal's Permitted Transferees or from CRM, Inc., as the case may be, all or any portion of such Principal's and such Principal's Permitted Transferees' LLC Interest, including their Derivative Share of CRM, Inc.'s LLC Interest ( a "Wilmington Call"). Notwithstanding the foregoing, unless otherwise approved by the Board, Wilmington may not exercise a Wilmington Call pursuant to item (iii) of the immediately preceding sentence if, as a result of the purchase of the LLC Interest subject to the Wilmington Call, WTI would own 80% or more of the outstanding LLC Interests. In the event a Wilmington Call is exercised as a result of (i) a termination of a Principal's employment by the Company without Cause or by reason of voluntary resignation of his employment by the Company; (ii) a transfer required by operation of law or other involuntary transfer of a Principal's or such Principal's Permitted Transferees LLC Interest or their Derivative Share of CRM, Inc.'s LLC Interest; or (iii) delivery of one or more Put Notices which together represent more than one-half (1/2) of the High Water Mark of a Principal, the purchase price payable by Wilmington to a Principal and his Permitted Transferees for their LLC Interest, and to CRM, Inc. for the Derivative Share of the LLC Interest of CRM, Inc. attributable to such Principal and his Permitted Transferees, shall be the Put Price. In the event of the termination of a Principal's employment by the Company for Cause the purchase price payable by Wilmington to a Principal and his Permitted

Transferees for their LLC Interest and to CRM, Inc. for the Derivative Share of the LLC Interest of CRM, Inc. attributable to the terminated Principal and his Permitted Transferees shall be 60% of the Put Price.

                  (c) If Wilmington does not exercise a Wilmington Call with respect to all of a Principal's and such Principal's Permitted Transferees' LLC Interest in accordance with Section 7.3(b) hereof, then the remaining Members shall have an additional 90 days to exercise such Wilmington Call with respect to that portion of the Principal's and such Principal's Permitted Transferees' LLC Interest as to which Wilmington does not exercise the Wilmington Call on a pro rata basis in accordance with their respective Membership Points or on such other basis as they shall agree upon.

                  (d) A Wilmington Call may be exercised by delivering to the Member a written notice signed by Wilmington or the other Members if Section 7.3(c) is applicable in substantially the form of Exhibit D hereto (the "Wilmington Call Notice") stating that it or he is exercising the Wilmington Call and any LLC Interest with respect to which the Wilmington Call is being exercised. On the April 1 after receipt of a Wilmington Call Notice (or if April 1 is not a business day, the next succeeding business day, or if a Wilmington Call Notice is received before April 1 of any year, on April 1 of the subsequent year), the Member whose LLC Interest is subject to the Wilmington Call shall sell to Wilmington (or other Members pursuant to Section 7.3(c)), the LLC Interest set forth in the Wilmington Call Notice. Except as hereinafter provided, at the closing of the exercise by Wilmington or another Member of a Wilmington Call, Wilmington or the other Members, as the case may be, shall deliver the purchase price to the selling Principal, the selling Permitted Transferees of the Principal or CRM, Inc., as the case may be, by certified check or wire transfer of immediately available funds against delivery of such documents or instruments of transfer as may be reasonably requested by Wilmington or such other Member. Notwithstanding the foregoing, if a Wilmington Call is exercised with respect to the LLC Interest of a Principal or his Permitted Transferees or the Derivative Share of CRM, Inc.'s LLC Interest attributable to a Principal or his Permitted Transferees in connection with such Principal (i) who has voluntarily resigned his employment with the Company other than by Retirement and other than with Good Reason, then the portion of the purchase price payable to such Principal and his Permitted Transferees or payable to CRM, Inc. and attributable to their Derivative Share of CRM, Inc.'s LLC Interest shall be paid by delivery of a three year promissory note to the selling Member, which shall bear interest at the "applicable federal rate" as defined under Section 1274(d) of the Code (a "Note"), payable quarterly, and the principal of which shall be payable three years after the Purchase Closing Date;
(ii) who has delivered one or more Put Notices which together represent more than one-half (1/2) of the High Water Mark of such Principal, then the purchase price payable to such Principal and his Permitted Transferees or payable to CRM, Inc. and attributable to their Derivative Share of CRM, Inc.'s LLC Interest shall (A) with respect to purchases of up to the first one-half (1/2) of a Principal's High Water Mark, be payable by certified check or wire transfer of immediately available funds and (B) with respect to purchases in excess of the first one-half (1/2) of a Principal's High Water Mark, be payable by delivery of a Note, the principal of which is payable in three consecutive equal annual installments with the first installment become due one year after the Purchase Closing Date, and interest on which is payable quarterly; or (iii) whose employment by the Company was terminated for Cause, then the portion of the purchase price payable to such Principal and his Permitted Transferees or payable to CRM, Inc. and attributable to their Derivative Share of CRM, Inc.'s LLC Interest shall be paid by the delivery of a Note, payable in three consecutive annual installments of principal, together with interest, with the first installment becoming due one year after the Purchase Closing Date in an amount equal to 20% of the principal amount of the Note, the second installment becoming due two years after the Purchase Closing Date in an amount equal to 30% of the principal amount of the Note and the third installment becoming due three years after the Purchase Closing Date in an amount equal to 50% of the principal amount of the Note. All Notes issued under this Section 7.3 shall provide for set-off in the event of a breach by such individual of the provisions of Article V of the CRM, Inc. Shareholders Agreement or Article XI of this Agreement. Notwithstanding anything contained in this Section 7.3(d) to the contrary, all Notes shall become immediately due and payable if at any time the deposits of WTC are not rated long term by Standard & Poor's Corporation or Moody's Investors Service, Inc. or, if rated long term, are rated at or below "BBB" by Standard & Poor's Corporation or "Baa2" by Moody's Investors Service, Inc.

                  (e) On the last day of the month in which the death, Disability or Retirement of a Principal occurs, or in which a Wilmington Call is exercised, the Principal who has died, become disabled or retired and his Permitted Transferees (and CRM, Inc. to the extent of their Derivative Share of CRM, Inc.'s LLC Interest), or the Member who has received a Wilmington Call Notice, shall cease to have any rights as a Member with respect to his or its entire LLC Interest, in the case of death, Disability or Retirement, or with respect to the LLC Interest as to which a Wilmington Call has been exercised, in the case of receipt of a Wilmington Call Notice, other than (i) the right to receive the Put Price on the Purchase Closing Date and (ii) the right to receive distributions and allocations with respect to such LLC Interest through the last day of the month in which the death, Disability or Retirement of a Principal occurs, or on which a Wilmington Call is exercised, in accordance with Section 6.3(g) and the last two sentences of Section 6.3(a).

                  Section 7.4. Company Call Options.

                  (a) Within 180 days following a Change of Control, the Company shall have the right to purchase from WTI, and WTI shall thereupon become obligated to sell to the Company, all, but not less than all, of WTI's LLC Interest (a "Company Call") at the Call Price If the Company does not exercise a Call with respect to all of WTI's LLC Interest within 180 days following a Change of Control, then the remaining Members shall have an additional 90 days to exercise the Company Call on a pro rata basis in accordance with their respective Membership Points or on such other basis as they shall agree upon. Upon the exercise of a Company Call by the remaining Members, WTI shall thereupon become obligated to sell to the remaining Members its entire LLC Interest.

                  (b) A Company Call may be exercised by delivering to WTI a written notice signed by the Company or the remaining Members, as the case may be (the "Company Call Notice") stating that it or they are exercising the Company Call and specifying the LLC Interest with respect to which the Company Call is being exercised. Within 30 days after receipt of a Company Call Notice, WTI shall sell to the Company or the remaining Members, as the case may be, the LLC Interest set forth in the Company Call Notice. At the closing of the exercise of the Company Call, the purchasing party shall deliver the Call Price to WTI payable by certified check or wire transfer of immediately available funds. Upon the closing of the Company Call, WTI shall cease to be a Member and all of its rights and obligations under this Agreement, other than those set forth in Article XI, shall terminate.

                  Section 7.5. Substitute Members. Any Transfer of LLC Interests other than pursuant to the exercise of a Put or call option pursuant to this
Article VII shall, nevertheless, not entitle the transferee, unless already a Member, to become a Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to share in such profits and losses, to receive distributions and allocation of income, gain, loss, deduction or credit or similar item to which the transferor Member would otherwise be entitled, to the extent assigned, unless the transferor Member designates, in a written instrument delivered to the Board, its transferee to become a substitute Member and the Board, in its sole and absolute discretion, consents to the admission of such transferee as a Non-voting Member; and provided further, that such transferee shall not become a substitute Member without having first executed an instrument reasonably satisfactory to the Board accepting and agreeing to the terms and conditions of this Agreement, including a counterpart signature page to this Agreement, and without having paid to the Company a fee sufficient to cover all reasonable expenses of the Company in connection with such transferee's admission as a substitute Member.

                  Section 7.6. Recognition of Transfer by Company. No Transfer of a Member's LLC Interest, or any part thereof, that is in violation of this
Article VII shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making distributions pursuant to
Article VI hereof with respect to such transferred LLC Interest or part thereof. Neither the Company, any member of the Board, nor any Member shall incur any liability as a result of refusing to make any such distributions to the transferee of any such invalid Transfer.

                  Section 7.7. Effective Date of Transfer. Any valid Transfer of a Member's LLC Interest, or part thereof, pursuant to the provisions of this
Article VII shall be effective as of the close of business on the last day of the calendar month in which such Transfer occurs.

                  Section 7 8. Indemnification. In the case of a Transfer or attempted Transfer of an LLC Interest that has not received the consents required by this Article VII, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

                  Section 7.9. Issuance of Additional LLC Interests.

                  (a) Subject to Sections 5.12, 7.1 and 7.5 hereof, the Board may admit new Members to the Company, issue additional LLC Interests and grant options to purchase LLC Interests upon such terms and conditions as it may establish. As a condition to the admission of a new Member, such Member must become a party to this Agreement.

                  (b) The Company granted options to purchase LLC Interests to the persons named on Schedule 7.9 hereto in the amounts and at the exercise price set forth opposite their respective names on such schedule. Upon the grant of additional options to purchase LLC Interests by the Company, an Officer shall make the appropriate revisions to Schedule 7.9 hereto to reflect the options granted. Such options shall be exercisable at a price per Membership Point equal to the fair market value of each such Membership Point on the date such options are granted based upon the valuation methodology set forth in Exhibit B hereto. As a condition to the grant of options under this Section 7.9(b), each option holder and the Company shall execute an Option Agreement substantially in the form of Exhibit E hereto (an "Option Agreement"). Upon the closing of the exercise of the options granted pursuant to this Section

7.9(b), the purchaser of Membership Points shall become a Principal with respect to the LLC Interest so purchased.

                  (c) Upon the issuance of additional Membership Points to a Member, an Officer shall make the appropriate revisions to Schedule 2 hereto to reflect the additional Membership Points issued to the Member and identifying the Member as a Principal.

                  Section 7.10. Assignment of Wilmington' s Rights and Obligations. Wilmington may assign all of its rights and delegate all of its obligations under Sections 7.2 and 7.3 hereof to WTC.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

                  Section 8.1. Books, Records and Financial Statements. The Secretary shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. Such books of account and all financial records of the Company shall be kept at the Company's office located at 707 Westchester Avenue, 4th Floor, White Plains, New York 10604. The Secretary shall also cause the following documents to be transmitted at the times hereinafter set forth:

                  (a) to each Member, as soon as available and in any event within 100 days after the end of each Fiscal Year of the Company, a balance sheet, income statement, cash flow statement and statement of capital accounts of the Company as of the end of such Fiscal Year, all of which shall be audited by the Company's accountants;

                  (b) to each Member, as soon as available and in any event within 30 days after the end of each quarter of each Fiscal Year of the Company, a balance sheet, income statement, cash flow statement and statement of capital accounts of the Company as of the end of such quarter;

                  (c) to each Member, as soon as available from the Company's accountants, the annual federal and state income tax return of the Company and a K-l indicating its taxable income or loss for such Fiscal Year;

                  (d) to each Member, ten days prior to the date on which any federal or state quarterly estimated tax payments are due, a schedule setting forth the Company's estimated taxable income allocable to each Member for such Fiscal Year; and

                  (e) to WTI, within five business days after the end of each quarter, an estimate of the net income of the Company for the year to date period through the end of such quarter.

                  Section 8.2. Accounting Method. The books and records of the Company shall be kept on an accrual basis for financial reporting and tax purpose. Except as provided in this Section 8.2, all records shall be maintained in accordance with generally accepted accounting principles in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

                                   ARTICLE IX

                                       TAX

                  Section 9.1. Tax Matters Member.

                  (a) The President - Chief Executive Officer is hereby designated as the initial tax matters Member of the Company (the "Tax Matters Member") for purposes of Section 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

                  (b) The Tax Matters Member shall, within 10 days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

                  (c) The Board may at any time hereafter designate a new Tax Matters Member.


                  Section 9.2. Right to Make Section 754 Election. The Board may make or revoke, on behalf of the Company, an election in accordance with Section 754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Section 734 of the Code, and in the case of a transfer of a Company interest within the meaning of Section 743 of the Code. Each Member shall, upon request of the Board, supply the information necessary to give effect to such an election.

                                   ARTICLE X

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

                  Section 10.1. Liability.

                  (a) Except as otherwise provided herein, in the LLC Interest Purchase Agreement, in any document referred to or incorporated therein or by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

                  (b) Except as otherwise expressly provided herein, in the LLC Interest Purchase Agreement and any document referred to or incorporated therein or as required by law, a Member, in his capacity as such, shall have no liability in excess of (i) the amount of such Member's capital contributions,
(ii) such Member's share of any assets and undistributed Profits of the Company, and (iii) the amount of any distributions wrongfully distributed to such Member.

                  Section 10.2. Exculpation.

                  (a) No Officer or Manager shall be liable to the Company or any Member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Officer or Manager in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Officer or Manager by this Agreement, except that an Officer or Manager shall be liable for any such loss, damage or claim incurred by reason of such Officer's or Manager's bad faith, gross negligence, reckless disregard of his duties hereunder, willful misconduct or breach of the provisions of this Agreement.

                  (b) An Officer and Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to matters the Officer or Manager reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

                  Section 10.3. Indemnification. To the fullest extent permitted by applicable law, the Company shall indemnify each Officer and Manager for any loss, damage or claim incurred by any such Officer or Manager by reason of any act or omission performed or omitted by such Officer or Manager in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Officer or Manager or by this Agreement, except that no Officer or Manager shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Officer or Manager or by reason of bad faith, gross negligence, reckless disregard of his duties hereunder or willful misconduct or breach of the provisions of this Agreement with respect to such acts or omissions; provided, however, that (i) any indemnity under this Section
10.3 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof; and (ii) nothing contained herein shall limit any indemnification or other rights of the Company or any Member under the LLC Interest Purchase Agreement or any of the documents referred to or incorporated therein.

                  Section 10.4. Expenses. To the fullest extent permitted by applicable law, the Company shall advance to an Officer or Manager any expenses (including legal fees) incurred by such Officer or Manager in defending any claim, demand, action, suit or proceeding (such advance to be made prior to the final disposition of such claim, demand, action, suit or proceeding), including, without limitation, claims, demands, actions, suits or proceedings with respect to which such Officer or Manager is alleged to have not met the applicable standard of conduct or is alleged to have acted or failed to act in a manner which, if such allegations were true, would not entitle such Officer or Manager to indemnification under this Agreement, upon receipt by the Company of an undertaking by or on behalf of such Officer or Manager to repay such amount if it shall be determined that such Officer or Manager is not entitled to be indemnified as authorized in Section 10.3 hereof.

                                   ARTICLE XI

                        NON-COMPETITION; CONFIDENTIALITY

                  Section 11.1. Non-competition; Confidentiality.

                  (a) The Members acknowledge and agree that (i) the investment advisory and investment management business is an intensely competitive business, (ii) as a result of their association with the Company they have had access to, and are and will be in possession of, confidential client information, trade secrets relating to the business practices of the Company and other information pertaining to the goodwill) of the Company and its clients (including but not limited to confidential information specified in paragraphs
(b) and (c) below), all of which are of vital importance to the success of the Company (the "Confidential Information"), and (iii) the use by any Member for its or his own account or the disclosure by any Member to any existing or potential competitors of the Company of the Confidential Information would place the Company at a serious competitive disadvantage and would cause irreparable harm to the business of the Company.

                  (b) The Members acknowledge that (i) Confidential Information includes, without limitation, any lists of clients of the Company and any lists of investment management, custody and personal trust clients of WTI, Wilmington or WTC (including any former clients who were clients of the Company, CRM, Inc., CRM Management or Advisors at any time during the three-year period immediately prior to the date hereof and potential clients of the Company and any potential investment management, personal trust, or custody clients of WTI, Wilmington or WTC who are known by the Member to be potential clients and have been identified and contacted, by telephone or in person, by a representative of the Company, CRM, Inc., CRM Management, Advisors, WTI, Wilmington or WTC, and any Affiliates of such current, former and prospective clients (collectively, "Clients")); (ii) such Confidential Information is and shall remain the sole and exclusive property of the Company, WTI, Wilmington of WTC, as the case may be, and that the Members do not have and shall not have any right, title or interest therein by virtue of their status as Members, (iii) such Confidential Information must continue to be confidential, and (iv) Confidential Information is not readily accessible to competitors of the Company or of WTI, Wilmington or WTC, as the case may be. Nothing in this Article XI shall be construed to limit in any way the ownership rights of WTI, WTC or Wilmington to their lists of clients and prospective clients or their absolute right to use such lists in any manner they deem appropriate.

                  (c) The Members further acknowledge that the personal investment advisory and investment management services currently offered by the Company represent proprietary financial products of the Company, embodying the unique trade know-how and operational methods of the Company. Accordingly, the Members acknowledge that Confidential Information of the Company also includes, without limitation, all trade know-how, secrets, operational methods, pricing and investment policies and other business affairs of the Company which are unique to the Company and are made known to or learned by the Members heretofore or hereafter.

                  (d) By reason of paragraphs (a), (b) and (c) above, and in consideration of the issuance to each of the Members of an LLC Interest, each Member covenants and agrees that it shall not, at any time after the execution of this Agreement, directly or indirectly, reveal, divulge or make known to any Person (other than the Company) or use for his or its own account, or for the account of any Person, any Confidential Information.

                  (e) The Principals and CRM, Inc. acknowledge and agree that
(i) the Company's present and future business relationships with its Clients are and will continue to be of a type which normally continue unless interfered with by others, and (ii) any statements or actions taken by the Principals or CRM, Inc. to induce any Client to enter into any business arrangement or place any funds or securities under management with any Person other than the Company would cause irreparable harm to the Company. The Principals and CRM, Inc. further acknowledge and agree that if they were to compete, directly or indirectly, with the Company's business, the Company would suffer irreparable harm.

                  (f) By reason of the foregoing, and in consideration of the issuance of LLC Interests to CRM, Inc. and the Principals, each of the Principals and CRM, Inc. covenants and agrees that it or he will not, during the period commencing on the date hereof and ending one year after it or he ceases to be a Member of the Company (the "One-Year Restricted Period"), for whatever reason, whether for his or its account or for the account of any other Person, as a shareholder, employee, partner, member, board member, consultant, independent contractor, representative or otherwise, engage in any business similar to, related to or competitive with any business heretofore conducted by the Company, CRM, Inc., CRM Management or Advisors or conducted by the Company, CRM, Inc., CRM Management or Advisors at any time during the One- Year Restricted Period; provided, however, nothing herein shall prohibit a Principal or CRM, Inc. from being a shareholder or equity holder in any publicly traded entity whose business is similar to, related to or competitive with, the business heretofore conducted, or conducted at any time during the One-Year Restricted Period, by the Company, CRM, Inc., CRM Management or Advisors, so long as such Principal or CRM, Inc., as the case may be, does not hold more than a one percent (1%) equity interest in such publicly traded entity. The Principals acknowledge that the One-Year Restricted Period in this paragraph is appropriate given the unique nature of the services they will provide the Company and they further acknowledge that their fulfillment of the One-Year Restricted Period in this paragraph (f) will not cause any of them substantial economic hardship and will not render any of them unemployable within the investment management industry. The restrictions set forth in this Section 11.1(f) shall not apply to a Principal whose employment by the Company is terminated by the Company without Cause or who resigns his employment by the Company for Good Reason.

                  (g) By reason of the foregoing, and in consideration of the issuance of LLC Interests to the Principals and CRM, Inc., each of the Principals and CRM, Inc. covenants and agrees that it or he will not, for whatever reason, whether for his or its account or for the account of any other Person, (i) make any statements or take any actions that may interfere with the Company's business relationships with any Client; (ii) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship or to place any funds or securities under management with any Person other than the Company; (iii) accept any business from any Client or funds or securities for management from any Client other than on behalf of the Company; or (iv) hire or attempt to hire any Person who is, or was at any time prior to the date hereof or during the applicable periods referred to in this paragraph (g), employed by or associated with the Company, CRM, Inc., CRM Management or Advisors as an executive, officer, employee, manager, salesman, consultant, independent contractor, representative or other agent. In addition to the foregoing, each of the Principals and CRM, Inc. covenants and agrees that he or it will not (w) assist in hiring any such Person for or by any other

Person; (x) encourage any such Person to terminate his employment with the Company; (y) encourage any Client to terminate its advisory relationship with the Company; or (z) take any actions that may interfere with the Company's property rights in lists of Clients or otherwise diminish the value of such lists to the Company. The restrictions set forth in this Section 11.1(g) shall apply to each of the Principals and CRM, Inc. during the period commencing on the date hereof and ending three years after it or he ceases to be a Member of the Company (the "Three-Year Restricted Period"); provided, however, if a Principal and CRM, Inc. deliver one or more Put Notices which together represent one-half (1/2) or more of the High Water Mark of that Principal, then the restrictions set forth in this Section 11.1(g) shall apply to such Principal during the period ending four years after delivery of the Put Notice which results in such Principal and CRM, Inc. having exercised Puts with respect to one-half or more of the Principal's High Water Mark (the "Four-Year Restricted Period"). Nothing in this paragraph (g) shall be construed to permit the Principals or CRM, Inc. to use Confidential Information made available by WTI, WTC or Wilmington to the Company, including, without limitation, client lists, for any purpose whatsoever other than the pursuit of the Company's business objectives.

                  (h) The restrictions set forth in Sections 11.1(f) and (g) shall not apply to (i) the management of a Member's own money; (ii) the management of the money of any member of such Member's Family; (iii) the management of the money of any trust of which such Member or any member of his Family is a grantor or beneficiary; or (iv) the management of the money of any of the accounts set forth on Schedule 11.1; provided, however, this exception to the Section 11.1(f) and (g) restrictions shall not apply to advisory accounts that are opened after the date hereof and on which advisory fees are payable (other than accounts which are opened after the date hereof and which are controlled by Persons described in items (i) through (iv) of this paragraph (h), provided that such Persons presently have accounts with the Company). The restrictions set forth in clause (ii) of Section 11.1(g) shall not apply to contacting any consultant to an institutional Client, or otherwise inducing or attempting to induce a consultant to an institutional Client, for the purpose of causing any such institutional Client to place funds under management in other than small, mid or large cap equity products or Hedge Funds with any Person other than the Company. The restrictions set forth in clause (iii) of Section 11.1(g) shall not apply to accepting business or funds or securities for management in other than small, mid or large cap equity products or Hedge Funds from any institutional Client if the acceptance of such business, funds or securities of such institutional Client results exclusively from the contact or solicitation of such institutional Client through a consultant to such Client. For purposes of this paragraph, the term "consultant" means any Person regularly engaged in the business of consulting for institutional clients of asset management firms in the selection of asset management firms or in asset allocation.

                  (i) By reason of paragraph (e), and in consideration of the issuance of LLC Interests to the Principals and CRM, Inc., each of the Principals and CRM, Inc. covenants and agrees that it or he will not, at any time after the date hereof, for whatever reason, whether for his or its account or for the account of any other Person (other than the Company), use any investment results or performance information of the Company, CRM, Inc., CRM Management or Advisors, including, without limitation, the investment performance of any accounts or groups of accounts for which a Person was a portfolio manager, in connection with any business similar to, related to or in competition with the business conducted by the Company, CRM, Inc., CRM Management or Advisors, unless such Person refrains from taking any credit, explicitly or implicitly, for the achievement of such results or performance.

                  (j) The Members acknowledge and agree that it is fair and reasonable that they make the covenants and undertakings set forth above and have done so with the benefit of the advice of counsel. Furthermore, the Members agree that any breach or attempted breach by any of them of the provisions of
Article XI of this Agreement will cause irreparable harm to the Company for which monetary damages will not be an adequate remedy. Accordingly, the Company shall be entitled to apply for and obtain injunctive relief (temporary, preliminary and permanent) in order to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the provisions of this Article XI, without the requirement to post a bond or provide other security. Nothing herein shall be construed as a limitation or waiver of any other rights or remedies that may be available to the Company for such breach or threatened breach. For emergency relief (including temporary and preliminary injunctive relief), an application may be made in any court of competent jurisdiction, in addition to the Company's right to seek injunctive, monetary and other relief from the arbitrators as provided in Section 15.9 of this Agreement. The Members further agree that the subject matter and duration of the restrictions covered herein are reasonable in light of the facts as they exist today. In the event that any restriction contained in this Article XI is deemed to be unreasonable in any respect by a court or a panel or arbitrators, it shall be reduced, not eliminated, in such manner as the court or panel of arbitrators determines is reasonable.

                  (k) For purposes of this Article XI, (i) the Company shall include any of its Subsidiaries; and (ii) the restrictions set forth herein shall apply to Permitted Transferees and Related Entities who own LLC Interests.

                                   ARTICLE XII

                                CERTAIN COVENANTS

                  Section 12.1. Compliance with Laws; Maintenance.

                  (a) The Company and its Subsidiaries shall (and the Board shall cause the Company to) comply in all material respects with all laws and regulations applicable to the Company and its Subsidiaries, including, without limitation, all laws and regulations applicable to the Company and its Subsidiaries as a registered investment adviser and an Affiliate of a bank or a thrift or bank holding company.

                  (b) The Company and its Subsidiaries shall maintain in full force and effect its limited liability company or other existence, rights and franchises and all other rights, licenses and registrations owned or possessed by them and deemed by the Company to be necessary to the conduct of their businesses.

                  Section 12.2. Other Business Arrangements.

                  (a) Consistent with the fiduciary duties of WTI and WTC and applicable law, for so long as WTI is a Member, without the consent of the Board, neither WTI nor any of its Affiliates will acquire, by means of stock or asset purchase, merger or otherwise, or enter into any joint venture or similar arrangement with, any investment manager, the majority of whose income is derived from U .S. small to mid-cap value investment advisory services.

                  (b) Consistent with the fiduciary duties of WTI and WTC and applicable law, WTI will, and will cause its Affiliates to, keep the Board apprised of its or their strategy with respect to acquisitions of, or investment in, any other investment management firms.

                  (c) As appropriate and consistent with the fiduciary duties of WTC and applicable law, WTC will use its reasonable best efforts to use the Company as a subadvisor for all accounts set forth on Schedule 12.2.

                  (d) As appropriate and consistent with its fiduciary duty to clients and applicable law, the Company will (i) use its reasonable best efforts to direct trust and custody business to WTC or WTI; and (ii) seek to cross-sell WTC or WTI products to its current and prospective clients.

                  (e) As appropriate and consistent with its fiduciary duty to clients and applicable law, WTI will introduce the Company's and its Subsidiaries' products, including, without limitation, private equity products, to its and its Affiliates' clients.

                  Section 12.3. Amendment to Other Agreements. For so long as WTI owns 18.7% or more of the outstanding LLC Interests, without the prior written consent of WTI, CRM, Inc. shall not permit the amendment or modification of the CRM, Inc. Shareholders Agreement.


                                  ARTICLE XIII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

                  Section 13.1. No Dissolution. The Company shall not be dissolved by the admission of additional Members in accordance with the terms of this Agreement.

                  Section 13.2. Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                  (a) the determination of the Board (subject to Section 5.12 hereof) and the Majority Vote of all Members;

                  (b) the occurrence of a Realization Event; or

                  (c) the entry of a decree of judicial dissolution under
Section 18-802 of the Delaware Act.

                  Section 13.3. Notice of Dissolution. Upon the dissolution of the Company, the person or persons appointed to carry out the winding up of the Company (the "Liquidating Trustee") shall promptly notify the Members of such dissolution.

                  Section 13.4. Liquidation. Upon dissolution of the Company,

                  (a) The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

                  (i) to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members; and

                  (ii) the remaining proceeds of liquidation shall be distributed to the Members in accordance with their respective capital accounts after giving effect to all contributions, distributions and allocations for all periods

                  (b) If the Liquidating Trustee shall determine that it is not feasible to liquidate all of the assets of the Company, then the Liquidating Trustee shall cause the Fair Market Value of the assets not so liquidated to be determined. Any unrealized appreciation or depreciation with respect to such assets shall be allocated among the Members in accordance with Article V as though the property were sold for its Fair Market Value and distribution of any such assets in kind to a Member shall be considered a distribution of an amount equal to the assets' Fair Market Value for purposes of Article VI and this
Article XIII.

                  (c) No Member shall have the right to demand or receive property other than cash upon dissolution and termination of the Company.

                  Section 13.5. Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for ill this Article XIII, and the Certificate shall have been canceled in the manner required by the Delaware Act.

                  Section 13.6. Claims of the Members. For purposes of this
Article XIII, the Members shall look solely to the Company's assets for the return of their capital contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such capital contributions, the Members shall have no recourse against the Company or any other Member.

                                   ARTICLE XIV

                         REPRESENTATIONS AND WARRANTIES

                  Section 14.1. Representations and Warranties of CRM, Inc. CRM, Inc. hereby represents and warrants to the Company and WTI as follows:

                  (a) CRM, Inc. is an entity duly organized, validly existing and in good standing under the laws of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (b) CRM, Inc. has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by all necessary corporate action of CRM, Inc. This Agreement has been duly executed and delivered by CRM, Inc. and constitutes the legal, valid and binding obligation of CRM, Inc., enforceable against the CRM, Inc. in accordance with its terms.

                  (c) No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority which has not been obtained is required in order to permit CRM, Inc. to enter into this Agreement.

                  (d) CRM, Inc. has validly assigned to the Company good title to all of the assets which have been necessary to, or used in, the conduct of its business immediately prior to January 2, 1998, other than (i) the assets identified on Schedule 1 as excluded assets and (ii) to the extent consents to the assignments thereof have not been obtained, investment advisory agreements with CRM, Inc.'s Clients.

                  Section 14.2. Representations and Warranties of Principals. Each of the Principals hereby severally, but not jointly, represents and warrants to WTI, CRM, Inc. and the Company with respect to himself as follows:

                  (a) Such Principal has full legal capacity and authority to execute, deliver and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by such Principal and constitutes the legal, valid and binding obligation of such Principal enforceable against him in accordance with its terms.

                  (b) No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any government or regulatory authority which has not been obtained is required to permit such Principal to enter into this Agreement.

                  Section 14.3. Representations and Warranties of WTI. WTI hereby represents and warrants to CRM, Inc. and the Company as follows:

                  (a) WTI is an entity duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (b) WTI has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by all necessary corporate action of WTI. This Agreement has been duly executed and delivered by WTI and constitutes the legal, valid and binding obligation of WTI, enforceable against WTI in accordance with its terms.

                  (c) No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority which has not been obtained is required in order to permit WTI to enter into this Agreement.

                  (d) WTI has validly assigned to the Company good title to its entire interest in Advisors and to the assets set forth on Schedule 2.

                  Section 14.4. Representations and Warranties of Wilmington.

                  (a) Wilmington is an entity duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (b) Wilmington has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by all necessary corporate action of Wilmington. This Agreement has been duly executed and delivery by Wilmington and constitutes the legal, valid and binding obligation of Wilmington, enforceable against Wilmington in accordance with its terms.

                  (c) No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority which has not been obtained is required in order to permit Wilmington to enter into this Agreement.

                  Section 14.5. Representations and Warranties of All Members.

                  (a) Each Member represents and warrants to the Company and the other Members that the property and other assets which it contributed to the Company on January 2, 1998 were, on such date, free and clear of all liens, claims, encumbrances and rights of others, other than minor liens or other encumbrances of a character that do not substantially impair such assets or properties.

                  (b) Each Member hereby represents and warrants to the Company and each other Member, and acknowledges, that (a) he or it has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto, (b) he or it is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time, (c) he or it is acquiring an interest in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public, (d) the LLC Interests have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, and (e) the execution, delivery and performance of this Agreement by him or it do not require him or it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to him or it, or any agreement or instrument to which he or it is a party or by which he or it is bound.

                                   ARTICLE XV

                                  MISCELLANEOUS

                  Section 15.1. Amendments. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto if it is approved by Members holding at least 90% of all voting LLC Interests.

                  Section 15.2. Employee Plans. Subject to Section 5.12, WTI acknowledges that the Company will continue to maintain in effect, until such time as the Board eliminates or modifies them, CRM, Inc.'s Vice President's pool, the bonus pool for junior employees and the bonus pool for senior executives which has historically equaled approximately 10% of pre-tax income.

                  Section 15.3. Power of Attorney and Other Authorizations. Each Member does hereby constitute and appoint Ronald H. McGlynn as the true and lawful representative and attorney-in-fact of such Member, in the name, place and stead of such Member, to make, execute, sign and file any amendment to the Certificate, this Agreement, any amendments of this Agreement (to the extent authorized by the terms hereof) and such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other state or country in which the Company shall determine to do business or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence or qualification to do business of the Company or in connection with any tax returns, filings or related matters, in each case consistent with the provisions of this Agreement. Ronald H. McGlynn is hereby deemed to be an authorized person within the meaning of the Delaware Act. The Board may at any time replace Ronald H. McGlynn with another individual as attorney-in-fact if the Board determines such a replacement to be in the best interests of the Company.

                  Section 15.4. Notices.

                  (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be sent as provided below:

                  (i)      If to WTI, Wilmington or WTC, to:

                           WT Investments, Inc.
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890

                           Attention:  Gerard A. Chamberlain, Esq.
                                       Secretary, WTI

                           with a copy to:

                           Duane Morris & Hecksher
                           1667 K Street, NW
                           Washington, DC 20006
                           Attention:  Keith H. Ellis, Esq.

                  (ii)     If to CRM, Inc., to

                           Cramer, Rosenthal, McGlynn, Inc.
                           707 Westchester Avenue, 1 st Floor
                           White Plains, New York 10604
                           Attention:  Ronald H. McGlynn
                                       President and Chief Executive Officer
                           with a copy to:

                           Richard & O'Neil, LLP
                           885 Third Avenue
                           New York, NY 10022

                           Attention:  Floyd I. Wittlin, Esq.

                  (iii)    If to a Principal, to:

                           [NAME OF PRINCIPAL]
                           c/o Cramer Rosenthal McGlynn, LLC
                           520 Madison Avenue
                           New York, New York 10022

                  (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 15, (i) shall be effective upon delivery if delivered personally against proper receipt and (ii) shall be effective upon receipt if sent (A) by certified or registered mail with postage prepaid or (B) by Federal Express or similar courier service with courier fees paid by the sender. The parties hereto may from time to time change their respective addresses for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given unless it has been sent and received as provided in this Section 15.4.

                  Section 15.5. Waivers. Any waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement in anyone instance shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; provided, however, that no such waiver, unless, by its own terms, it explicitly provides to the contrary , shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance.

                  Section 15.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their heirs, legal representatives, successors and assigns.

                  Section 15.7. Severability. The invalidity or unenforceability of any particular nonmaterial provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects by interpreting such invalid or unenforceable provision as nearly to the original meaning as possible so as to make it valid and enforceable or, if that is not possible or permitted by applicable law, by omitting such invalid or unenforceable provision. To the extent any material provision of this Agreement is determined by a court or regulatory body to be invalid or unenforceable, then the parties shall use their good faith efforts to address the implications of such invalidity or unenforceability so as to preserve the essential understanding of the parties with respect hereto.

                  Section 15.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 15.9. Governing Law; Arbitration. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. Except for emergency relief, should any dispute arise concerning this Agreement the parties shall submit the same to arbitration in the City of New York, County of New York, pursuant to the Rules of the AAA then obtaining before a panel of three (3) arbitrators to be selected by the AAA. The arbitrators shall have the power to grant injunctive relief with respect to any dispute which arises concerning their agreement. The award of the arbitrators shall be final and conclusively binding upon the parties hereto, their heirs, legal representatives, and successors. For emergency relief, any court of competent jurisdiction may entertain an application by any party.

                  Section 15.10. Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

                  Section 15 11. Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, unless the context otherwise requires, and the use of any gender shall include all genders.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                    CRAMER ROSENTHAL McGLYNN, LLC


                    By: /s/ Ronald H. McGlynn
                        ---------------------------------------
                             Ronald H. McGlynn
                             President
                             Chief Executive Officer

                    CRAMER, ROSENTHAL, McGLYNN, LLC


                    By: /s/ Ronald H. McGlynn
                        ---------------------------------------
                             Ronald H. McGlynn
                             President
                             Chief Executive Officer

                    WT INVESTMENTS, INC.


                    By: /s/ David R. Gibson
                        ---------------------------------------
                             Title: Senior Vice President and CFO

                    WILMINGTON TRUST CORPORATION


                    By: /s/ David R. Gibson
                        ---------------------------------------
                             Title: Senior Vice President & CFO


                    /s/ Gerald B. Cramer
                    -------------------------------------------
                    Gerald B. Cramer


                    /s/ Edward J. Rosenthal
                    -------------------------------------------
                    Edward J. Rosenthal


                    /s/ Ronald H. McGlynn
                    -------------------------------------------
                    Ronald H. McGlynn

                    /s/ Fred M. Filoon
                    -------------------------------------------
                    Fred M. Filoon


                    /s/ Jay B. Abramson
                    -------------------------------------------
                    Jay B. Abramson